UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  January 28, 2013

SCHOOL SPECIALTY, INC.

(Exact name of registrant as specified in its charter)

Wisconsin	000-24385	39-0971239
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

W6316 Design Drive Greenville, Wisconsin 54942
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:  (920) 734-5712

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.

Entry into a Material Definitive Agreement.

On January 28, 2013, School Specialty, Inc. (the “Company”) and certain of its wholly-owned subsidiaries (collectively with the Company, the “Debtors”) filed voluntary petitions (the “Chapter 11 Cases”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) seeking relief under the provisions of Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”).

The Debtors continue to operate their businesses in the ordinary course as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court in accordance with the applicable provisions of the Bankruptcy Code and the orders of the Bankruptcy Court.

In connection with filing the Chapter 11 Petitions, the Debtors filed motions seeking Bankruptcy Court approval of the following documents:

(A)

a Senior Secured Super Priority Debtor-in-Possession Credit Agreement (the “Bayside Credit Agreement”) by and among the Company, certain of its subsidiaries, Bayside Finance, LLC (“Bayside”) (as Administrative Agent and Collateral Agent), and the lenders party to the Bayside Credit Agreement (the “Bayside Lenders”);

(B)

a Debtor-in-Possession Credit Agreement (the “Asset-Based Credit Agreement”) by and among Wells Fargo Capital Finance, LLC (as Administrative Agent, Co-Collateral Agent, Co-Lead Arranger and Joint Book Runner) and GE Capital Markets, Inc. (as Co-Collateral Agent, Co-Lead Arranger and Joint Book Runner and Syndication Agent), General Electric Capital Corporation (as Syndication Agent), and the lenders that are party to the Asset-Based Credit Agreement (the “Asset-Based Lenders”) and the Company and certain of its subsidiaries; and

(C)

an Asset Purchase Agreement, dated as of January 28, 2013 by and among the Company, certain of its subsidiaries and Bayside School Specialty, LLC, a Delaware limited liability company and affiliate of Bayside (the “Asset Purchase Agreement”).

Bayside Credit Agreement

The Bayside Credit Agreement provides for a senior secured, super-priority revolving credit facility of up to $50 million (the “Bayside Facility”), with an initial borrowing upon closing of $15 million, and subsequent anticipated borrowings in later weeks based on certain availability limitations.  In addition, upon entry of the final order of the Bankruptcy Court, all unpaid amounts in respect of loans under the Credit Agreement dated as of May 22, 2012, by and among the Company, certain subsidiaries of the Company, Bayside (as Administrative Agent and Collateral Agent), and the lenders under that agreement (the “Prepetition Term Loan Agreement”), including the Early Payment Fee (as defined in the Prepetition Term Loan Agreement), which is payable as a result of the acceleration of the Prepetition Term Loan Agreement, plus accrued and unpaid interest through that date, and any additional unpaid fees, costs and expenses, will be refinanced and converted into term loans under the Bayside Credit Agreement.

Borrowings by the Company under the Bayside Facility are subject to borrowing limitations based on the exhaustion of availability of credit under the ABL Facility (as defined below) and certain other conditions.  The principal amounts outstanding under the Bayside Facility bears interest based on applicable LIBOR or base rates plus margins as set forth in the Bayside Credit Agreement. Upon the occurrence of an event of default in the Bayside Credit Agreement, an additional default interest rate of 3.0% per annum applies. The Bayside Credit Agreement also provides for certain additional fees payable to the agents and lenders.

Borrowings under the Bayside Credit Agreement are required to be used to pay (i) certain pre-petition expenses of the Debtors and other costs authorized by the Bankruptcy Court, (ii) obligations under the Bayside Credit Agreement and other loan documents, and (iii) post-petition operating expenses and to fund working capital of the Debtors and other agreed-upon costs and expenses of administration of the Chapter 11 Cases.

All borrowings under the Bayside Credit Agreement are required to be repaid on the earliest of (i) June 30, 2013, and (ii) the date of termination of the Bayside Credit Agreement, whether pursuant to the consummation of a sale of substantially all of the assets of the Debtors under section 363 of the Bankruptcy Code, or (iii) certain other termination events.

The Bayside Credit Agreement provides for certain customary events of default and affirmative and negative covenants, including affirmative covenants requiring the Company to provide financial information, appraisals, budgets and other information, and negative covenants restricting the ability of the Company and its subsidiaries to incur additional indebtedness, grant liens, make investments, make certain payments, sell assets, suspend business activities or take certain other actions.

The initial borrowing by the Company under the Bayside Credit Agreement is subject to the satisfaction of certain conditions precedent, including the execution of the ABL Facility described below, entry of satisfactory the “first day orders” by the Bankruptcy Court, delivery of executed definitive loan documents, absence of a material adverse effect and delivery of a budget approved by the agents under the Bayside Credit Agreement.  In addition, subsequent borrowings under the Bayside Credit Agreement are subject to the satisfaction of certain customary conditions precedent set forth in the Bayside Credit Agreement.

Pursuant to a Security and Pledge Agreement, the Bayside Facility is secured by a first priority security interest in substantially all assets of the Company and the guarantor subsidiaries.  Under an intercreditor agreement between the Asset-Based Lenders and the Bayside Lenders (the “Intercreditor Agreement”) the Bayside Lenders have a first priority security interest in all interests in real property, all intellectual property, all equipment and fixtures, and certain other assets of the Company and its subsidiaries, and have a second priority security interest in accounts, inventory and certain other assets of the Company and the subsidiary guarantors, subordinate only to the first priority security interest of the Asset-Based Lenders in such assets, and a first priority security interest in all other assets.

Asset-Based Credit Agreement

The Asset-Based Credit Agreement provides a revolving senior secured asset-based credit facility (the “ABL Facility”) in an aggregate principal amount of $175 million.  The amount of revolving loans made during any one week will be based on certain conditions, including the budget supplied by the Company.  Outstanding amounts under the ABL Facility will bear interest at a rate per annum equal to either:  (1) a base rate (equal to the greatest of (a) the prime lending rate, (b) the federal funds rate plus 0.50%, and (c) the 30-day LIBOR rate plus 1.00% per annum) (the “Base Rate”) plus 2.75%, or (2) a LIBOR rate plus 3.75%.  The default interest rate will be three percentage points above the otherwise applicable rate.  Interest on loans under the ABL Facility bearing interest based upon the Base Rate will be due monthly in arrears, and interest on loans bearing interest based upon the LIBOR Rate will be due on the last day of each relevant interest period.

The ABL Facility will mature on June 30, 2013.  To the extent authorized by the financing orders, we are required to repay 100% of the existing secured obligations under the Credit Agreement dated as of May 22, 2012 (the “Existing ABL Credit Agreement”) by and among the Company, Wells Fargo Capital Finance, LLC (as Administrative Agent, Co-Collateral Agent, Co-Lead Arranger and Joint Book Runner) and GE Capital (as Co-Collateral Agent, Co-Lead Arranger and Joint Book Runner and Syndication Agent), and the lenders that are party to the Existing ABL Credit Agreement.

Pursuant to a Guaranty and Security Agreement, the ABL Facility is secured by a first priority security interest in substantially all assets of the Company and the guarantor subsidiaries.  Under the Intercreditor Agreement, the Asset-Based Lenders have a first priority security interest in accounts, inventory and certain other assets of the Company and the guarantor subsidiaries, and a second priority security interest in certain other assets including real property and equipment, subordinate only to the first priority security interest of the lenders under the Bayside Credit Agreement in such other assets.

The Asset-Based Credit Agreement contains customary events of default and affirmative and negative covenants, including (but not limited to) affirmative covenants relating reporting, appointment of a chief restructuring officer, and bankruptcy transaction milestones, and negative covenants related to the financing order of the Bankruptcy Court, additional indebtedness,  liens, assets, fundamental changes, and use of proceeds.

Asset Purchase Agreement

The Asset Purchase Agreement provides for the purchase of substantially all of the assets and the assumption of certain of the liabilities of the Company by Bayside School Specialty, LLC (the “Purchaser”), an affiliate of Bayside Finance, LLC, pursuant to sections 105, 363 and 365 of the Bankruptcy Code.  The purchase price under the Asset Purchase Agreement is $95 million (which amount shall be payable in the form of a credit bid of an amount of the obligations then outstanding under the Bayside Credit Agreement and the Prepetition Term Loan Agreement), plus an amount in cash equal to the outstanding obligations under the Asset-Based

Credit Agreement (unless such obligations are otherwise assumed by the Purchaser pursuant to the terms of the Asset Purchase Agreement) and the assumption of certain assumed liabilities.  The Asset Purchase Agreement contains customary representations and warranties of the Debtors and the Purchaser, and certain pre-closing covenants including cooperation, access to records, notification of certain matters and conduct of business.  The Asset Purchase Agreement is subject to customary conditions precedent to closing, including the approval by the Bankruptcy Court.  The Asset Purchase Agreement also provides for a breakup fee of $2.85 million, payable to the Purchaser upon certain termination events.

In connection with the Asset Purchase Agreement, the Debtors filed a motion, pursuant to sections 105(a), 363 and 365 of title 11 of the Bankruptcy Code, (a) to authorize an auction at which the Debtors will solicit the highest or best bid for the sale of substantially all of the Debtors’ assets, (b) to approve the breakup fee payable to the Purchaser as set forth in the Asset Purchase Agreement, and (c) to take certain other actions.

Capitalized terms used but not defined in this Item 1.01 have the meanings ascribed to them in the respective agreement to which they relate.  The foregoing descriptions of the Bayside Credit Agreement, the Asset-Based Credit Agreement, the Asset Purchase Agreement and other agreements described herein do not purport to be complete and are qualified in their entirety by the full text of such agreements.

On January 28, 2013, the Company issued a press release relating to the foregoing, a copy of which is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 1.03

Bankruptcy or Receivership.

As described above in Item 1.01, on January 28, 2013, the Debtors filed the Chapter 11 Cases under the Bankruptcy Code in the Bankruptcy Court.  The Debtors continue to operate their businesses in the ordinary course as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court in accordance with the applicable provisions of the Bankruptcy Code and the orders of the Bankruptcy Court.

The information provided in Item 1.01 of this Current Report on Form 8-K regarding the Bayside Credit Agreement, the Asset-Based Credit Agreement and the Asset Purchase Agreement is incorporated by reference into this Item 1.03.

Item 2.03

Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K regarding the Bayside Credit Agreement and the Asset-Based Credit Agreement is incorporated by reference into this Item 2.03.

Item 9.01.

Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHOOL SPECIALTY, INC.

Dated: January 28, 2013	By: /s/ Michael Lavelle
Michael Lavelle, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release

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